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                        PURCHASE  AND  SALE  AGREEMENT
     THIS AGREEMENT is made and entered into effective this October 19, 1997, among NATIONAL HEALTH ENTERPRISES, INC., a Delaware corporation ("NHE"), NATIONAL HEALTH ENTERPRISES-NY, INC., a Delaware corporation ("Purchaser"), NATIONAL CARE RESOURCES-NEW YORK, INC., a Colorado corporation ("Seller"), and INTERNATIONAL NURSING SERVICES, INC., a Colorado corporation ("INS").

                                   RECITALS

     Seller conducts the business of therapy staffing under the name PAXXON (the "Business"). Purchaser desires to purchase the assets of the Business as described in the Disclosure Schedule. Purchaser is a wholly-owned subsidiary of NHE. Purchaser also desires to assume certain liabilities of the Business described in the Disclosure Schedule. Seller is a wholly-owned subsidiary of INS. INS and Seller desire to enter into these transactions with Purchaser.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and in reliance upon the representations and warranties
contained  herein,  the  parties    agree  as  follows:

1.          DEFINITIONS

     The following terms used in this Agreement shall, unless the context requires otherwise, have the meanings designated below:

     1.1 Assets means all of the assets and properties of Seller used by it in connection with the Business other than its cash, security deposits and accounts receivables, including, without limitation, the following:

          (a) goodwill and all slogans or trade names, including the name "Paxxon" and the other names listed in the Disclosure Schedule, and all customer lists relating to its customers;

          (b) Seller's policy and procedure manuals with respect to the Business;

          (c) all of Seller's contracts and other arrangements with its customers in respect of the Business;

          (d) client lists, client records, client files and other client related materials and property;

          (e) machinery, equipment, racking, supplies, leasehold improvements, furniture and fixtures;

          (f) employee lists, employee files, other business files, papers, books, records, sales and advertising materials and records, sales and purchase correspondence, correspondence with government agencies and any correspondence with respect to threats of litigation;

          (g) rights and interest in and to any licenses and commercially practiced patents, copyrights, trademarks, trademark registration applications (including all reissues, divisions, continuations and extensions thereof), patent applications and patent disclosures docketed;

          (h) rights and interests in and to all intellectual property rights and proprietary expertise, including, without limitation, proprietary information, technical and technological data, know-how, processes, invention, conception, memoranda, manufacturing and engineering data, computer programs and sales and advertising information;

          (i) permits, business licenses, authorizations, approvals or indicia of authority;

          (j) right, title and interest of Seller in and to (A) the lease for the premises at 1 Odell Plaza, Yonkers, New York 10701 and any leases for personal property which are listed in the Disclosure Schedule; (B) all purchase orders given by Seller for the purchase of products, materials, supplies, parts and other items used in the ordinary course of business; and
(C) all purchase orders submitted to Seller by customers of Seller in the ordinary course of business with respect to which services remain to be rendered on or after the Closing Date; and,

          (k) prepaid expenses (it being understood, however, that no insurance policies are being assigned to Purchaser).

     1.2          Closing  Date  has  the  meaning given to it in Section 13.1

     1.3          Code  means  the  Internal Revenue Code of 1986, as amended.

     1.4 Disclosure Schedule means the schedule which was delivered by Seller and INS to Purchaser on the date hereof, which was initialed by Seller and INS, and which will be updated at Closing.

     1.5 Intellectual Property means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, (b) all trademarks, services marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connections therewith, (c) all copyrightable works, all copyrights and copyright applications, registrations and renewals in connection therewith, (d) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (e) all computer software (including data and related documentation) as listed on Seller's Disclosure Schedule, (f) all other proprietary rights, and (g) all copies and tangible embodiments thereof (in whatever form or medium).

     1.6 Purchaser means National Health Enterprises-NY, Inc., a Delaware corporation.

     1.7 Tax or Taxes means any federal, state, local or foreign income, gross receipt, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), custom duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated or other tax of any kind whatsoever, including any interest, penalty or addition, whether disputed or not.

     1.8 Tax Return means any return,delcaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment, and including any amendment thereof.

     1.9 Uniform Commercial Code means the Uniform Commercial Code applicable in the State of New York.

     1.10          Other  terms  are  as  defined  herein.

2.          ACQUISITION  OF  THE  ASSETS

     2.1 Purchase of Assets. Subject to the terms and conditions set forth in this Agreement, at the Closing, Purchaser shall purchase from Seller, and Seller shall sell to Purchaser, the Assets, free and clear of all encumbrances, liens, security interests or other claims.

     2.2          Purchase  Price  for  Assets;  Allocation of Purchase Price.

          (a) The aggregate purchase price for the Assets (the "Purchase Price") is $1,720,000, payable as follows:

               (i) $50,000, payable on the date hereof, as a nonrefundable deposit, to be applied against the Purchase Price at Closing; and

               (ii) a promissory note of Purchaser and NHE payable to Seller and INS in the principal amount of $1,670,000 and in the form of
Exhibit 1 (the "Note"), which Note shall be secured, in part, by an irrevocable letter of credit in form and substance approved by Seller and INS, and by the Security Agreement of even date herewith.

          (b) Any transfer or assignment to Purchaser by Seller of any contract which requires the consent or approval of any third party shall be made subject to such consent or approval being obtained. INS and Seller will use their best efforts to obtain the consent of the other parties to any such contract for the assignment thereof to Purchaser as Purchaser may reasonably request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of Seller thereunder so that Purchaser would not in fact receive all such rights, INS and Seller shall take all reasonable action (including, without limitation, the appointment of Purchaser as attorney-in-fact for Seller) and do or cause to be done all such things as shall in the reasonable judgment of Purchaser be necessary or proper to assure that Purchaser obtains the benefits under any such contracts, including subcontracting, sublicensing, or subleasing to Purchaser, with Purchaser assuming Seller's obligations arising after the Closing and any and all rights of Seller against a third party thereto arising out of the breach or cancellation by such third party or otherwise.

          (c) The Purchase Price shall be allocated to the Assets as set forth in the Disclosure Schedule. The parties agree that they will not take a position on any income tax return or before any governmental agency or in any judicial proceeding that is inconsistent in any way with this allocation.

     2.3          Liabilities.

          (a) As part of the consideration for the Assets, Purchaser shall assume and pay, perform and discharge those liabilities and obligations which accrue after the Closing and are described as "Assumed Liabilities" in the Disclosure Schedule with a reference to this Section (the "Assumed Liabilities"), as they become due. Purchaser shall not be obligated to pay, perform or discharge any such obligation owed to a third party except to the extent that such obligation or liability constitutes a valid and legally enforceable claim by such third party, and Purchaser may contest in good faith any such obligation or liability. The Assumed Liabilities include, to the extent disclosed in the Seller's Disclosure Schedule, obligations of the Business to perform staffing services after the Closing.

          (b) With the exception of the Assumed Liabilities, all obligations of Seller and INS, whether known or unknown, liquidated or unliquidated, absolute or contingent and whether arising out of a contract or agreement or tort shall remain the sole liability of Seller and INS, and Purchaser shall not have any liability of any kind or nature with respect thereto. Without limiting the generality of the foregoing, Purchaser shall not assume any liability or obligation for:

               (i) any foreign, federal, state, country or local income, franchise, gross receipts or value added taxes, or any interest, additions to tax or penalties thereon, accrued for, applicable to or arising from any period through the Closing; or

               (ii) legal, accounting or other professional fees of Seller or INS.

     2.4 Collection of Receivables. The accounts receivable of the Business are not included in the Assets and shall be retained by Seller. Payments by customers shall be allocated between older and later invoices on a FIFO basis unless a customer indicates otherwise on its check or other accompanying documentation. Purchaser will designate two of its employees who are agreeable to Seller and who were former employees of Seller through whom, and only through whom, Seller shall be entitled orally to contact customers of the Business to collect receivables retained by Seller. Seller shall be entitled to institute litigation against such customers only with the prior written consent of Purchaser, which consent shall not be unreasonably withheld.

3.          (RESERVED)

4.          REPRESENTATIONS  AND  WARRANTIES  OF  SELLER

     Seller and INS jointly and severally represent and warrant to Purchaser and NHE that the statements contained in this Section are true, correct and complete as of the date of this Agreement as follows:

     4.1 Organization and Qualification. Each of Seller and INS is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and Seller is duly qualified and authorized to do business as a foreign corporation and is in good standing in New York. Each of Seller and INS has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the Certificate of Incorporation and the Bylaws of each of Seller and INS, both as amended to date, which have been delivered to Purchaser, are complete and correct, and neither Seller nor INS is in default under or in violation of any provision of its Certificate of Incorporation or Bylaws.

     4.2 Authorization. This Agreement has been approved by all necessary corporate action on behalf of Seller and INS, has been duly and validly executed by Seller and INS, and the agreements, representations and warranties contained herein constitute valid and binding obligations, representations and warranties of each of Seller and INS, enforceable against each in accordance with their terms.

     4.3 Bulk Sale Law. Seller is not required to comply with the bulk sale provisions of the Uniform Commercial Code in connection with the transactions contemplated hereby.

     4.4 No Conflicting Agreements. The execution and delivery of this Agreement by Seller and INS does not, and consummation by Seller and INS of the transactions contemplated hereby will not: (i) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to Seller or INS or the Assets, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Seller or INS or of any agreement or instrument to which Seller or INS is a party, or (iii) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon the Assets.

     4.5 Compliance with Applicable Law. The Business has at all times been conducted by INS only through Seller, and Seller has at all times been in full compliance with each legal requirement that is or was applicable to the Business or to the conduct of its operations or the ownership or use of any of its assets. No event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by Seller of, or a failure on the part of Seller to comply with, any legal requirement, or (B) may give rise to any obligation on the part of Seller to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

     4.6 Consents and Approvals. The execution and delivery by Seller and INS of this Agreement, and the performance by each of Seller and INS of its obligations hereunder, does not require Seller or INS to obtain any consent, approval, agreement, or action of, or make any filing with or give any notice to, any corporation, person, entity, or firm or any public, governmental or judicial authority, including, without limitation, any landlord, except such as have been duly obtained or made.

     4.7 Litigation. Except as described in the Disclosure Schedule with a reference to this Section, there are no actions, proceedings or investigations pending or, to Seller's or INS's knowledge, threatened, against or affecting the Assets or the Business before any court or administrative agency.

     4.8          Schedules.

          (a) Seller's Disclosure Schedule includes a separate schedule containing an accurate and complete list and description of:

               (i) All real property owned by Seller in respect of the Business or in which Seller has a leasehold or other interest or which is used by Seller in connection with the Business, together with a description of each lease, sublease, license, or any other instrument under which Seller claims or holds such leasehold or other interest or right to the use thereof or pursuant to which Seller has assigned, sublet or granted any rights therein, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

               (ii) As of a date no earlier than June 30, 1997, all of Seller's receivables in respect of the Business (which shall include accounts receivable, loans receivable and any advances), together with detailed information as to each such listed receivable which has been outstanding for more than 30 days.

               (iii) All machinery, tools, equipment, motor vehicles, rolling stock and other tangible personal property (other than inventory and supplies), owned, leased or used by Seller in respect of the Business except for items having a value of less than $2,500 which do not, in the aggregate, have a total value of more than $10,000, setting forth with respect to all such listed property a summary description of all leases, liens, claims, encumbrances, charges, restrictions, covenants and conditions relating thereto, identifying the parties thereto, the rental or other payment terms, expiration date and cancellation and renewal terms thereof.

               (iv) All patents, patent applications, patent licenses, trademarks, trademark registrations, and applications therefor, service marks, service names, trade names, copyrights and copyright registrations, and applications therefor, wholly or partially owned or held by Seller in respect of the Business or used in the operation of the Business.

               (v) All fire, theft, casualty, liability and other insurance policies insuring Seller or INS in respect of the Business, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid. Except as disclosed in Seller's Disclosure Schedule, such policies are with reputable insurers, provide adequate coverage for all normal risks incident to Seller's assets, properties and business operations and are in character and amount at least equivalent to that carried by persons engaged in a business subject to the same or similar perils or hazards.

               (vi) All contracts, agreements, commitments or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae or trade secrets to which Seller or INS is a party or by which it is bound.

               (vii)          All  procedure  and  policy  manuals.

               (viii) All Governmental Approvals which have been issued to Seller or INS in respect of the Business during the three year period prior to the Closing (collectively, the "Seller Licenses"), and all reports by government or private regulatory or administrative agencies to or concerning the Business or the Seller;

               (ix) All institutional customers with which Seller has done business in connection with the Business since January 1, 1997.

               (x) All loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which Seller or INS is a party or by which it is bound in respect of the Business or in any way affecting the Business or the Assets.

               (xi) All contracts, agreements, commitments or other understandings or arrangements to which Seller or INS is a party in respect of the Business or by which it or any of its property is bound or affected in respect of the Business but excluding

                    (A) purchase and sales orders and commitments made in the ordinary course of business involving payments or receipts by Seller of less than $2,500 in any single case but not more than $10,000 in the aggregate,

                    (B) contracts entered into in the ordinary course of business and involving payments or receipts by Seller of less than $2,500 in the case of any single contract but not more than $10,000 in the aggregate, and

                    (C) contracts entered into in the ordinary course of business which are terminable by Seller on less than 30 days' notice without any penalty or consideration and involving payments or receipts by Seller of less than $2,500 in the case of any single contract but not more than $10,000 in the aggregate.

               (xii) All collective bargaining agreements, employment and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, employee pension plans or retirement plans, employee stock options or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments, whether or not legally binding, including, without limitation, holiday, vacation, Christmas and other bonus practices, to which Seller or INS is a party or is bound which relate to the Business.

               (xiii) All current full time employees of Seller and INS with respect to the Business and their current annual salaries or other methods of direct or indirect compensation, as well as a list of all temporary or part time employees who Seller or INS placed as supplemental staff with
respect  to  the  Business  as  of    July  1,  1997.

               (xiv) All of the contracts, agreements, leases, licenses and commitments required to be listed on Seller's Disclosure Schedule (other than those which have been fully performed) are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as otherwise specified in the Disclosure Schedule, the enforceability thereof will not be affected by the sale of Assets contemplated hereby, so that, after the Closing Purchaser will continue to be entitled to the full benefits thereof.

               (xv) Except as disclosed in Seller's Disclosure Schedule, there is not under any such contract, agreement, lease, license or commitment any existing default, or event which, after notice or lapse of time, or both, would constitute a default or result in a right to accelerate or loss of rights, and none of such contracts, agreements, leases, licenses or commitments is, either when considered singly or in the aggregate with others, unduly burdensome, onerous or materially adverse to the Business, or its properties, assets, earnings or prospects, or likely, either before or after the Closing, to result in any material loss or liability. None of Seller's or INS's existing or completed contracts in respect of the Business is subject to renegotiating with any governmental body.

               (xvi) True and complete copies of all such contracts, agreements, leases, licenses and other documents listed on Seller's Disclosure Schedule (together with any and all amendments thereto) have been delivered to Purchaser and initialed by Seller's Secretary or Assistant Secretary and identified with a reference to this Section of this Agreement.

     4.9 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Seller and INS directly with representatives of Purchaser or NHE, without the intervention of any person on behalf of Seller or INS in such manner as to give rise to any valid claim by any person against Purchaser or NHE for a finders fee, brokerage commission, or similar payment.

     4.10 Taxes. Seller and INS jointly and severally shall pay all sales and transfer Taxes arising out of the transfer of the Assets and shall be responsible for all personal property taxes for the business of Seller through the date of the Closing. Neither Purchaser nor NHE shall be responsible for any business, occupation, withholding or similar Tax, or any Taxes of any kind related to the Assets or the business of Seller for any period prior to the Closing.

     4.11          Ownership;  Sufficiency.

          (a) Except as otherwise described in the Disclosure Schedule with a reference to this Section, Seller is the owner, beneficially and of record, of all of the Assets, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions, and Seller will transfer the Assets to Purchaser at the Closing, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges and restrictions.

          (b) Except for insubstantial assets which can be replaced for not more than an aggregate of $5,000, the Assets include absolutely all fixed, non-fixed, tangible and intangible assets which were used by Seller or INS in connection with the Business on the date hereof and at the Closing Date. All such assets are in working condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business.

          (c) There are no defects in any fixed assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such fixed assets.

     4.12 Intellectual Property. Seller's use of the name "Paxxon" and each other trade name, servicemark or logo currently used by Seller in the conduct of the Business does not conflict with the rights of any third party. Seller has filed all such instruments and documents as are required for it duly to do business in the State of New York under the name PAXXON.

     4.13          JCAHO  Accreditation. The Business is validly accredited by
JCAHO.

     4.14 No Change in Relations with Customers. None of Seller or INS, or any of their officers or directors, has knowledge that any customers of the Business intend to cease doing business with the Business, or materially to alter the amount of the business that they are presently doing with Seller, whether as a result of the transactions contemplated hereby or otherwise.

     4.15 Compliance With Environmental Laws. Neither Seller or INS owns any real property with respect to or in connection with the Business and has been at all times prior, and presently is, in compliance with all federal and state environmental statutes or laws concerning environmental protection and the use or disposal of hazardous substances at or in respect of its leased real property. Neither Purchaser nor NHE will incur any environmental liability as a result of actions or omissions by Seller, INS or any of their predecessors.

     4.16          Financial    Statements.

          (a) Seller has delivered to Purchaser copies of Seller's unaudited financial statements with respect to the Business for the fiscal years ended December 31, 1994, 1995 and 1996 and for the six months ended June 30, 1997 (the "Financial Statements"). The Financial Statements are based upon the information contained in the books and records of Seller and fairly and accurately present the financial condition of the Business as of the dates thereof and results of operations for the periods referred to therein. The balance sheet of the Business as of June 30, 1997 is referred to herein as the "Balance Sheet," and June 30, 1997 is referred to herein as the "Balance Sheet Date."

          (b) The books and records of the Business are adequate to permit the completion within 60 days of an independent audit of the Business for each such fiscal year.

     4.17 Absence of Undisclosed or Contingent Liabilities. Except as and to the extent reflected or reserved against on the face of the Balance Sheet (excluding the notes thereto), or as otherwise set forth in the Disclosure Schedule, as of the Balance Sheet Date neither Seller nor INS in respect of the Business had no debts, liabilities or obligations (whether absolute, accrued, contingent or otherwise) of any nature whatsoever, including, without limitation, any foreign or domestic tax liabilities or deferred tax liabilities for any period prior to the close of business on the Balance Sheet Date or any other debts, liabilities or obligations in respect of the Business relating to or arising out of any act, transaction, circumstance or state of facts which occurred or existed on or before the Balance Sheet Date, whether or not then known, due or payable.

          Except as set forth in the Disclosure Schedule, none of Seller's employees, and none of INS's employees in respect of the Business, is now or, will by the passage of time hereafter become, entitled to receive any vacation time, vacation pay or severance pay attributable to services rendered prior to the Balance Sheet Date except as disclosed on the face of the Balance Sheet (excluding the notes thereto) or as otherwise set forth in the Disclosure Schedule.

     4.18 No Material Adverse Changes. Since the Balance Sheet Date and up to and including the Closing Date, there has been and will be no change materially adverse in the Business, or in its assets, financial condition, gross profit, operating results, customer, employee or supplier relations, condition or prospects, except as disclosed in writing to the Purchaser. If, in Purchaser's reasonable opinion, a material adverse event occurred, Purchaser, at its option, may terminate the transaction contemplated herein.

     4.19 Absence of Developments. Since Seller's acquisition of the Business, INS has conducted the Business only through Seller and only through employees and other staffing persons which were hired and retained by Seller. Since the date of such acquisition and as of the date hereof and as of the Closing Date, Seller in respect of the Business has:

          (a) conducted operations only in the regular and ordinary course and in compliance with all applicable laws and regulations;

          (b)          maintained  reasonable  business  insurance;

          (c)          committed  no  waste  of  assets;

          (d) not disposed or otherwise changed the nature of any asset other than in the ordinary course of business,

          (e) not created or suffered to exist any lien, charge or encumbrance on any Asset or incurred any indebtedness for borrowed money other than in the ordinary course which is secured by one or more of assets;

          (f) used its best efforts to maintain and preserve its business organization intact and maintain its relationships with suppliers, employees, customers and others;

          (g) refrained from making any material capital expenditures or commitments for additions to the property, plant or equipment or entering into transactions which could materially alter or affect operations;

          (h) not experienced any changes in reimbursement or reimbursement policies from third-party payors as a result of changes in third party payor policies, practices, procedures or schedules;

          (i) not engaged in any unusual or novel methods of billing and collection, purchase, sale, lease, management, equipment servicing or repair, accounting or operation that vary from Seller's usual and customary past practice; and

          (j) not changed any aspect of its procedure for maintaining its books of account and records.

     4.20          Tax  Matters.

          As  of  the  date  hereof  and  the  Closing  Date:

          (a) Seller and INS each has filed all Tax Returns that it was required to file in connection with the Business. All such Tax Returns were correct and complete in all material respects. All Taxes owed by Seller and INS with respect to the Business (whether or not shown on any Tax Return) have been paid. Neither Seller nor INS is currently the beneficiary of any extension of time within which to file any such Tax Return. No claim has ever been made by an authority in a jurisdiction where Seller or INS does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no encumbrances on any of the Assets that arose in connection with any failure (or alleged failure) to pay any Taxes.

          (b) Each of Seller and INS has withheld and paid all Taxes required to have been withheld and paid by it in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

          (c) There is no dispute or claim concerning any liability for Taxes of Seller or INS in connection with the Business (i) claimed or raised by any authority in writing or orally with any directors or officers of Seller or INS, or (ii) as to which any such person has knowledge based upon personal contact with any agent of such authority. The Disclosure Schedule lists all federal, state, local and foreign income Tax Returns filed by INS or Seller or its predecessor with respect to the Business for taxable periods ended on or after December 31, 1992, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Seller has delivered to the Purchaser correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies filed, assessed against or agreed with respect to the Business by INS or Seller or its predecessor since December 31, 1991.

     4.21          Employees.

          (a) Except as disclosed in the Disclosure Schedule, no employee of Seller or INS in respect of the Business has notified Seller or INS that he or she will not, and neither Seller nor INS has any knowledge that any such employee will not, accept employment with Purchaser following the Closing;

          (b) Each of Seller and INS has in respect of the Business complied in all material respects with all employment contracts and all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes;

          (c) Neither Seller nor INS has any material labor relations problem pending and its labor relations are satisfactory;

          (d) There has been no union organizing activity in respect of the Business, and Seller is not aware of any contemplated effort in this regard;

          (e) there are no worker's compensation, sexual harassment, discrimination or other claims pending against Seller or INS in respect of the Business nor is Seller or INS aware of any facts that would give rise to such claims;

          (f) except as disclosed in the Disclosure Schedule with a reference to this Section, no employee of Seller or INS is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of Purchaser following the Closing; and

          (g) no employee or former employee of Seller or INS has any claim with respect to any intellectual property rights of Seller.

     4.22          Gifts.

          (a) Except as described in the Disclosure Schedule with a reference to this Section, neither Seller nor INS nor any of their officers, directors or shareholders has made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, political party, candidate for office, governmental agency or instrumentality or any other person in a position to assist or hinder Seller or INS in connection with any actual or proposed business transaction.

          (b) Neither Seller nor INS nor any of their officers, directors, employees or agents has directly or indirectly paid or delivered any fee, occasion, or other money or property, however characterized, to any physician or any other party that is in any manner remuneration for the referral of patients to or that is in any manner remuneration for purchasing any item or service from Seller or INS.

     4.23          Medicaid,  Etc.

          (a) Seller in respect of the Business is a participating provider, in good standing, in the Medicaid program and in federal, state and local Department of Health, Department of Education, workers compensation and Blue Cross Blue Shield programs and in the health maintenance organizations, preferred provider organizations, health benefit plans, health insurance plans, and other third party reimbursement and payment programs listed in the Disclosure Schedule (the "Payment Programs").

          (b) There is no investigation or civil, administrative, or criminal proceeding, threatened or pending, relating to INS's or Seller's participation in any of the Payment Programs in respect of the Business. Neither Seller nor INS is in respect of the Business subject to utilization review by any Payment Program other than the ordinary and customary utilization review of all providers participating in such Payment Program.

          (c) No Payment Program has requested or threatened any recoupment, refund, adjustment or set-off from Seller or INS in respect of the Business.

          (d) No Payment Program has imposed any fine, penalty or other sanction on Seller or INS in respect of the Business, nor has Seller or INS in respect of the Business been excluded from participation in any Payment
Program  nor  is  Seller  or  INS  now  threatened  with  such  exclusion.

          (e) Neither Seller nor INS has submitted to any Payment Program any false or fraudulent claim for payment, nor has Seller or INS at any time violated any condition for participation, or any rule, regulation, policy or standard of any Payment Program. Neither Seller nor INS has at any time violated any law prohibiting Payment Program fraud or abuse.

          (f) Seller and INS will in a timely manner, after consultation with and approval by Purchaser, give notice of the transactions contemplated by this Agreement to Payment Programs to the extent required by law or the rules, regulations or policies of the Payment Programs and in accordance with Seller's provider agreements with the Payment Programs.

     4.24 Seller Licenses. Each of Seller Licenses is valid and in full force and effect as of the date hereof and as of the Closing Date, and except as expressly set forth in the Disclosure Schedule, no Seller's License is subject to any limitation, restriction, probation or other qualification. Each of Seller and INS has operated within the scope of the provisions of all Seller Licenses. There is not pending, or threatened, any investigation or proceeding which could result in the termination, revocation, limitation, suspension, restriction or impairment of any of Seller Licenses or the imposition of any fine, penalty or other sanctions for violation of any requirements of any of Seller Licenses. Seller now has and has had at all relevant times all Governmental Approvals as are necessary in respect of the Business in order to enable Seller to own and conduct the Business and to occupy and lease its real property, each such currently effective item being listed in the Disclosure Schedule.

     4.25 Material Misstatements or Omissions. Neither this Agreement nor any other document, certificate or statement furnished to Purchaser by or on behalf of Seller or INS in connection with this Agreement or the transactions contemplated hereby contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein or therein not misleading in light of the context in which they were made.

     4.26 No Known Adverse Effects. As of the date hereof and as of the Closing Date, except for general economic conditions and public information concerning health care regulatory and funding matters and the health care industry generally, there are no facts known to Seller or INS or to their officers, directors or employees which have not been set forth in writing in this Agreement or disclosed in the other documents, certificates or written statements furnished to Purchaser by or on behalf of Seller or INS in connection herewith or the transactions contemplated hereby, and which materially and adversely affect or may in the future materially and adversely affect, the Assets in the hands of Purchaser or which would or may in the future materially and adversely affect the Purchaser's ability to operate the Business.

5.          REPRESENTATIONS  AND  WARRANTIES  OF  PURCHASER

     Purchaser represents and warrants to Seller and INS (which representations and warranties are unconditionally guaranteed and warranted by
NHE) that the statements contained in this Section are true, correct and complete as of the date of this Agreement and, except as otherwise expressly provided in this Agreement, shall be true, correct and complete on the Closing Date as though made on the Closing Date as follows:

     5.1 Organization and Qualification of Purchaser. Purchaser is a corporations duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the full corporate power and authority to own and operate its properties and to carry on its business. The nature of the business conducted by Purchaser and the properties owned, leased or operated by Purchaser do not require Purchaser to qualify as a foreign corporation in any jurisdiction.

     5.2 Authorization. This Agreement has been approved by all necessary corporate action on behalf of Purchaser, has been duly and validly executed by Purchaser, and the agreements, representations, and warranties contained herein constitute valid and binding obligations, representations, and warranties of Purchaser, enforceable in accordance with its terms.

     5.3 No Conflicting Agreements. Except as set forth in the Disclosure Schedule with a reference to this Section, the execution and delivery of this Agreement by Purchaser does not, and consummation by Purchaser of the transactions contemplated hereby will not: (i) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to Purchaser, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Purchaser or of any agreement or instrument to which Purchaser is a party, or (iii) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon Purchaser or any of its assets.

     5.4 Compliance with Applicable Law. None of Purchaser or any of its officers, directors or employees knows of any facts which would result in, nor has any of them received any notice or information of, any violation, probable violation or default by Purchaser under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over Purchaser's operations which could materially adversely affect the business, operations, financial condition, properties or assets of Purchaser or its ability to consummate the transaction contemplated hereby.

     5.5 Litigation. There are no actions, proceedings or investigations pending, or to the knowledge of Purchaser, threatened, against Purchaser or any of its officers or directors, before any court or administrative agency or administrative officer.

     5.6 Material Misstatements or Omissions. Neither this Agreement nor any other document, certificate or statement furnished to Seller or INS by or on behalf of Purchaser in connection with this Agreement contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein and therein not misleading in light of the context in which they were made.

     5.7 Consents and Approvals. The execution and delivery by Purchaser of this Agreement, and the performance by Purchaser of its obligations hereunder, do not require Purchaser to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, (ii) those consents and approvals described in the Disclosure Schedule with a reference to this Section and for which application has been made, and (iii) those which the failure to obtain would not have a material adverse effect on the transactions contemplated hereby.

     5.8 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by representatives of Purchaser directly with Seller and INS, without the intervention of any person on behalf of Purchaser in such manner as to give rise to any valid claim by any person retained by Purchaser against Seller or INS for a finder's fee, brokerage commission or similar payment.

6.          PRE-CLOSING  COVENANTS  OF  SELLER  AND  INS.

     Each of Seller and INS hereby covenants and agrees that, between the date hereof and the Closing, it will comply with the provisions of this Section, except to the extent Purchaser may otherwise consent in writing.

     6.1          Inspection  of  Properties  and  Books.

          (a) Seller and INS shall, at reasonable times acceptable to both parties, assist any individual or individuals designated by Purchaser with reasonable prior notice to visit or inspect any property of Seller or INS with respect to the Business, including books of accounts and records with respect to the Business, to make extracts or copies of such books and records and to discuss the affairs, finances and accounts of Seller with its officers, and shall use its best efforts to obtain access for Purchaser to accountants' work papers. Purchaser agrees to treat all such material (the "Evaluation Material") confidentially, and shall not disclose any Evaluation Material or any information contained therein to any party, except as otherwise set forth herein; provided, however, that Purchaser is authorized to disclose the Evaluation Material to its investment bankers, financial advisors and legal counsel. Purchaser shall instruct its investment bankers, financial advisors, legal counsel, officers, directors, employees, agents or representatives of the confidential nature of the Evaluation Material and shall be responsible for insuring that the Evaluation Material is kept confidential by such persons.

          (b) In the event the Closing is not consummated, all Evaluation Material shall be returned to Seller within ten days of a request therefor, with the understanding that Purchaser shall retain no copies of the Evaluation Material and shall not disclose to any other party the Evaluation Material or information contained therein, with the exception of (i) information which becomes generally available to the public other than as a result of disclosure by Purchaser, (ii) information included in the Evaluation Material which is first disclosed by a third party not bound by a confidentiality agreement with Seller or (iii) information required to be disclosed in any registration statement or periodic report under the disclosure requirements of applicable federal and state securities laws, it being agreed that prior to making any disclosure pursuant to this clause (iii), Purchaser shall first provide Seller with reasonable (under the circumstances) advance notice of the disclosure, and if Seller does not consent to the disclosure, Purchaser may make the disclosure only after providing Seller with an opinion of counsel explaining the basis for the disclosure and the legal requirements therefor.

     6.2 Other Contracts. Except in the ordinary course of business, neither Seller nor INS shall enter into or become subject to any agreement, transaction, or commitment which would restrict or impair the obligation or ability of Seller and INS to comply with all of the terms of this Agreement.

     6.3 Ongoing Operation. Seller shall carry on its business diligently and substantially in the same manner as heretofore conducted. The Business shall be conducted only in the ordinary course and neither Seller nor INS shall take any action except in the ordinary course of the Business, on an arm-length basis and in accordance in all material respects with all applicable laws, rules and regulations and Seller's past custom and industry practice.

     6.4 Indebtedness. Seller will not create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness related or connected with, or secured by, the Assets or the Business, except in the ordinary course of its business, and in no event greater than an aggregate of $1,000. without the written consent of Purchaser.

     6.5 Records; Monthly Financial Statements. Seller shall maintain its books, accounts and records in the usual, regular and ordinary manner, and shall, upon Purchaser's request, promptly provide Purchaser with monthly financial statements for such month prepared on a basis consistent with the Financial Statements.

     6.6 Notice of Breach. Promptly after becoming aware of the occurrence or threatened occurrence of any event which would cause or constitute a breach of any warranty, representation, covenant or agreement of Seller or INS contained herein, Seller shall give notice in writing of such event or threatened event to Purchaser and use all reasonable efforts to prevent or promptly remedy such breach or threatened breach.

     6.7 Employment Matters. With respect to the Business, neither Seller nor INS shall, directly or indirectly, without the written consent of Purchaser, or as otherwise agreed to herein, (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination paid to, any officers or directors or executive employees who are not shareholders or (ii) except in the ordinary course of business, take any action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any increase of benefits payable in effect on the date hereof for any of its employees who are not officers, directors or executive employees. With respect to the Business, Seller and INS shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for, the benefit or welfare of any employees of Seller or the Business.

     6.8 Insurance. Prior to Closing, neither Seller nor INS shall cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

     6.9 Preservation of Business. Each of Seller and INS shall with respect to the Business (i) use its best efforts in good faith to preserve intact the business organization and goodwill, keep available the services of Seller's officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with Seller, (ii) upon request, confer on a regular basis with representatives of Purchaser to report operational matters and the general status of ongoing operations, (iii) not intentionally take any action which would render, or which reasonably may be expected to render, any representation or warranty made by Seller or INS in the Agreement untrue at the Closing, (iv) notify Purchaser of any emergency or other change in the normal course of Seller's business or in the operation of Seller's properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated), and (v) promptly notify Purchaser in writing if Seller or INS or its representatives shall discover that any representation or warranty made by Seller or INS in this Agreement was when made, or has subsequently become up to including the Closing Date untrue in any respect.

     6.10          [RESERVED]

     6.11 Best Efforts. Each of Seller and INS agrees to use its best efforts in good faith to satisfy the various conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible. Neither Seller nor INS will take or permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of its representations and warranties contained herein to be or become untrue.

     6.12 Additional Disclosure. From the date of this Agreement to and including the Closing Date, Seller and INS will advise Purchaser of each event subsequent to the date hereof which would have had to be disclosed on any schedule or exhibit to this Agreement had it occurred prior to the date hereof. Seller and INS will provide a certificate to the Purchaser at Closing regarding no change to, and a reaffirmation of, their representations and warranties contained herein.


7.          PRE-CLOSING  COVENANTS  OF  PURCHASER

     Purchaser hereby covenants and agrees that, between the date hereof and the Closing, it will comply with the provisions of this Section, except to the extent Seller may otherwise consent in writing.

     7.1 Other Contracts. Except in the ordinary course of business, Purchaser shall not enter into or become subject to any agreement, transaction or commitment which would restrict or impair the obligation or ability of Purchaser to comply with all of the terms of this Agreement.

     7.2 Best Efforts. Purchaser agrees to use its best efforts in good faith to satisfy the various conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible. Purchaser will not take or knowingly permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of its representation and warranties contained herein to be or become untrue.

     7.3 Additional Disclosure. From the date of this Agreement to and including the Closing Date, Purchaser will advise Seller of each event subsequent to the date hereof which would have had to be disclosed on any schedule or exhibit to this Agreement had it occurred prior to the date hereof.

8.          POST-CLOSING  COVENANTS

     The  parties  agree  as  follows with respect to the period following the
Closing:

     8.1 Further Assurances. If at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party unless the requesting party is entitled to indemnification therefor under this Agreement.

     8.2 Litigation Support. If and for so long as any party is actively contesting or defending against any action, suit, proceedings, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated by this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving the Seller or INS, the other party will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party unless the contesting or defending party is entitled to indemnification therefor under Section 11, below; provided, however, that neither party shall charge the other for its internal personnel costs.

     8.3 Non-Competition. During the two-year period beginning with the Closing, none of Seller, INS or John Yeros will directly or indirectly:

          (a) engage in any aspect of any health or therapy related business within the Westchester County, Nassau County, New York City, or within any area which is within 75 miles of any portion of such county or any such city; or

          (b) hire or otherwise retain any person who was an employee or consultant to Seller or Purchaser, or (as to the Business) INS, at any time during the one-year immediately prior to such hiring or other retainer.

     8.4 Access to Records. During the three-year period after the Closing, Purchaser will give to Seller reasonable access to the books and records of the Business for periods prior to the Closing, including records prepared by Health Care Partners and made routinely available to Seller.

9.          CONDITIONS  PRECEDENT  TO  CLOSING

     9.1 Conditions Precedent to Obligation of Seller and INS. The obligations of Seller and INS to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by Seller in writing in the manner provided in this Agreement):

          (a) The representations and warranties of Purchaser set forth in this Agreement shall be accurate in all material respects on and as of the Closing as though made on and as of the Closing (except where stated to be as of an earlier date), except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement;

          (b) Purchaser shall have performed all obligations and complied with all covenants required to be performed or to be complied with by Purchaser under this Agreement prior to or at the Closing Date including payment of the Purchase Price and the delivery of all documents required at the Closing; and

          (c) Seller shall have received a certificate dated the Closing Date and signed by the President of Purchaser to the effect that the representations and warranties made by Purchaser in this Agreement are true and accurate in all material respects as of the Closing, which certificate shall be in the form of Exhibit 9.1(c) to this Agreement.

          (d) All action necessary to authorize the execution, delivery and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Purchaser.

          (e) Purchaser shall have furnished Seller with copies of all consents or resolutions adopted or executed by Purchaser in connection with such actions, certified by the Secretary of Purchaser.

          (f) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained by Purchaser (excepting filings required by Purchaser pursuant to applicable securities laws).

          (g) Seller shall have received from counsel to Purchaser an opinion dated the Closing, to the following effect:

               (i) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

               (ii) Execution and delivery of this Agreement and the Note, and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action by Purchaser and this Agreement and the Note are the valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms except as enforcement can be limited by general equitable principles or bankruptcy, insolvency or similar laws affecting creditor's rights generally.

               (iii) The execution and delivery of this Agreement and the Note will not violate or conflict with the Certificate of Incorporation or Bylaws of Purchaser or any agreement known to such counsel to which Purchaser is a party or by which Purchaser or its assets are bound.

               (iv)          [Reserved]

               (v) No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by Purchaser pursuant to this Agreement except such as has been obtained or made.

               (vi) After due inquiry, such counsel is not aware of any pending or threatened action, proceeding or investigation against Purchaser before any court or administrative agency which would result in any materially adverse change in the operations or financial condition of Purchaser.

     9.2 Waiver of Conditions Precedent. Seller may waive any or all of the conditions precedent set forth in this Section, either prospectively or retroactively, by giving written notice of such waiver to Purchaser. No waiver of any condition precedent pursuant to this Section shall, unless otherwise expressly stated in such written notice of waiver, extend to any covenant or agreement contained herein or to any other condition precedent.

10.          Conditions  Precedent  to  Obligation  of  Purchaser.
     The obligation of Purchaser to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by Purchaser in writing in the manner provided in this Agreement):

     10.1 Representations and Warranties of Seller and INS; Performance by Seller and INS.

          (a) The representations and warranties of Seller and INS set forth in this Agreement shall be accurate in all material respects on and as of the Closing as though made on and as of the Closing (except where stated to be as of an earlier date), except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement;

          (b) Seller and INS shall each have performed all obligations and complied with all covenants required to be performed or to be complied with by it under this Agreement prior to the Closing;

          (c) Purchaser shall have received a certificate dated as of the Closing and signed by the President of Seller and INS to the effect that the representations and warranties made by Seller and INS in this Agreement are true and accurate in all material respects as of the Closing in the form attached as Exhibit 10.1(c);

          (d) All action necessary to authorize the execution, delivery and performance of this Agreement by Seller and INS and the consummation of the transactions contemplated hereby shall have been duly and validly taken by Seller and INS.

          (e) Seller and INS shall have furnished Purchaser with copies of all consents or resolutions adopted or executed by Seller and INS in connection with such actions, certified by the Secretary of Seller and INS.

          (f) There shall have been no event or change occurring between the execution of this Agreement and the Closing which in the aggregate may be deemed to have an adverse effect on the business, operations, financial condition or properties of the Business which is material to Purchaser as purchaser of the Assets.

          (g) Except as described in the Disclosure Schedule with a reference to this Section, there shall be no actions, proceedings or investigations pending, or threatened against Seller or INS or its officers or directors before any court, any administrative agency or administrative officer or executive.

          (h) Except as set forth in this Agreement, Seller shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the Assets, pursuant to the provisions of any agreement, arrangement or undertaking of or affecting Seller or INS or any license, franchise or permit of or affecting Seller or INS.

          (i) All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained by Seller and INS (excepting filings required by Purchaser pursuant to applicable securities laws).

          (j) Purchaser shall not have discovered any fact or circumstance existing as of the date of this Agreement or as of the Closing Date which has not been disclosed to Purchaser as of the date of this Agreement (or as of the Closing Date) regarding the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of Seller which is, individually or in the aggregate with other such facts and circumstances, materially adverse to Seller or the value of the Assets.

          (k) There shall have been no damage, destruction or loss of or to any of the Assets, whether or not covered by insurance which, in the aggregate, has or would be reasonably likely to have, a material adverse effect on Seller.

          (l) Purchaser shall have received from counsel to Seller and INS, an opinion dated the Closing, to the following effect:

               (i) Each of Seller and INS is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and Seller is duly qualified and in good standing in the State of New York;

               (ii) Execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action, corporate or otherwise, by Seller and INS and this Agreement is a valid and binding obligation of Seller and INS, enforceable against Seller and INS in accordance with its terms except as enforcement can be limited by general equitable principles or bankruptcy, insolvency or similar laws affecting creditor's rights generally;

               (iii) The execution and delivery of this Agreement and the sale of the Assets by Seller will not violate or conflict with the Certificate of Incorporation or Bylaws of Seller or INS or any agreement known to such counsel upon investigation to which Seller or INS is a party or by which Seller or INS or its assets are bound (except that no opinion need be given as to the assignability of any contract or agreement included in the Assets);

               (iv) No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by Seller or INS for the sale of the Assets or the operation of the Business by Purchaser pursuant to this Agreement, except such as have been obtained or made;

               (v) Except as disclosed in this Agreement or the Exhibits or Schedules, after due inquiry such counsel is not aware of any pending or threatened action, proceeding or investigation before any court or administrative agency respecting the Assets, the Business or the operation of the Business by Seller and INS.

     10.2 Waiver of Conditions Precedent. Purchaser may waive any or all of the conditions precedent set forth in this Section, either prospectively or retroactively, by giving written notice of such waiver to Seller. No waiver of any condition precedent pursuant to this Section shall, unless otherwise expressly stated in such written notice of waiver, extend to any other covenant or agreement contained herein or to any other condition precedent.

11.          SURVIVAL  OF  REPRESENTATIONS  AND  WARRANTIES

     11.1 The representations, warranties, covenants and agreements made by the respective parties in this Agreement or in any certificate executed and delivered in connection with the transactions contemplated hereby shall survive the Closing for a period of two (2) years following the Closing, except that representations as to Taxes shall survive without limit as to time. All covenants, agreements, representations and warranties made herein or pursuant shall be deemed to be material and to have been relied upon by the parties, notwithstanding any investigation heretofore or hereafter made by or on behalf of the parties prior to the Closing or any knowledge of any breach or other event which is obtained or learned prior to the Closing.

12.          INDEMNIFICATION

     12.1          Indemnification.

          (a) Seller and INS jointly and severally agree to indemnify in respect of, and hold Purchaser harmless against, any and all damages, claims, deficiencies, losses, and expenses (including, without limitation, legal and investigatory and other fees in attempting to avoid the same or defending against the same) (collectively "Damages") resulting from:

               (i) any misrepresentation, breach of warranty, or non-fulfillment or failure to perform any covenant or agreement on the part of Seller or INS made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby,

               (ii) any liabilities not expressly assumed by Purchaser hereunder; and

               (iii) Seller's operation of the Business prior to the Closing.

          (b) Purchaser and NHE agree to indemnify in respect of, and hold Seller and INS harmless against, any and all Damages resulting from:

               (i) any misrepresentation, breach of warranty, or non-fulfillment or failure to perform any covenant or agreement on the part of Purchaser made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby,

               (ii)          the  Assumed  Liabilities,  and

               (iii) Purchaser's operation of the Business after the Closing.

          (c) NHE will indemnify and hold harmless Seller and INS from any and all damages resulting from any breach by NHE-NY of any of its representations, warranties and covenants in this Agreement.


          (d) The party claiming indemnification hereunder is hereinafter referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party."

     12.2 Limitation of Liability. Neither party shall be liable to the other party to this Agreement except to the extent that the aggregate amount of Damages for which they would otherwise (but for this provision) be liable under this Section, net of any insurance payments, exceeds in the aggregate the sum of $5,000.00 and then only to the extent of such excess. Nothing in this Section limits the liability of Purchaser under the Note, or the right of the Seller or other holder of the Note to enforce the Note.

     12.3 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Section are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

13.          CLOSING

     13.1 Closing. The closing of this Agreement (the "Closing") shall take place at the Philadelphia offices of counsel to the Purchaser at 10:00 a.m. on September __, 1997, unless a later time and date is mutually agreed
upon  by  the  parties    (the  "Closing  Date").

     13.2 Seller's and INS's Deliveries at Closing. At the Closing, Seller and INS will deliver the following documents to the Purchaser, all of which shall be reasonably satisfactory in form and substance to the Purchaser and its counsel:

          (a)      Bill of Sale for the Assets in the form attached as Exhibit
13.2(a).

          (b) An opinion from Joseph A. Newcomb, Esq., counsel to Seller and INS, dated the Closing Date, in the form attached as Exhibit 13.2(b).

          (c) All consents, approvals and authorizations, all notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which Seller or INS is subject, bound or a party, or by which Seller or INS or any of its properties is bound or subject, in each case which is required to permit the consummation of the transactions contemplated by the Agreement without contravention, violation or breach by Seller or INS of any of the terms thereof.

          (d) Certificates of good standing for Seller and INS from the Secretary of the State of Colorado and, with respect to Seller, the Secretary of State of New York, dated as of a date reasonably prior to the Closing Date.

          (e) Certified copy of resolutions of the Board of Directors and the shareholders of Seller and INS authorizing, inter alia, the execution and delivery of this Agreement, the sale of the Assets and the Business and the other transactions contemplated under this Agreement.

          (f) At Seller's office, such business records related to the Assets and the Business as may be reasonably requested by the Purchaser, including, without limitation, employee and personnel folders and applications, payroll, tax related records and financial data.

          (g) Officer's Certificate in the form described elsewhere in this Agreement.

          (h) Such other documents, instruments, certificates and agreements, including assignment of space lease to Purchaser, as Purchaser and its counsel may reasonably request.

     13.3 Purchaser's Deliveries at Closing. At the Closing, Purchaser and NHE shall deliver the following documents to Seller, all of which shall be in a form reasonably acceptable to Seller and their counsel:

          (a) Satisfaction of Purchaser's purchase price obligations by payment of the cash portion of the Purchase Price, and the issuance of the Note portion of the Purchase Price.

          (b) All consents, approvals and authorizations, all notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which the Purchaser or NHE is a party, or by which either of them or any of their respective properties is bound or subject, in each case which is required to permit the consummation of the transactions contemplated by this Agreement without contravention, violation or breach by the Purchaser or NHE of any of the terms thereof.

          (c) An opinion from counsel to the Purchaser and NHE, dated the Closing Date, in the form attached as Exhibit 13.3(c).

          (d) Certificates of good standing, dated as of a date reasonably prior to the date of Closing, from the Secretary of State of the State of Delaware as to the good standing of the Purchaser and NHE.

          (e) An assumption agreement pursuant to what the Purchaser assumes the Assumed Liabilities.

          (f) Certified copy of resolutions of the Board of Directors of Purchaser and NHE authorizing, inter alia, the execution and delivery of this Agreement and the Note, the purchase of the Assets, and the other transactions contemplated hereby.

          (g) Officer's Certificate in the form attached as Exhibit 13.3(g) of this Agreement.

          (h) Such other documents, instruments, certificates and agreements including without limitation, if assumed, the assumption of the lease, as Seller and its counsel may reasonably request.

14.          MISCELLANEOUS

     14.1 Notice. All notices and communications required or permitted to be given hereunder shall be in writing, signed by the sender, and delivered by personal delivery overnight courier service or by registered mail to:

          If  to  Seller  or  INS:
          John  P.  Yeros
          International  Nursing  Services,  Inc.
          S.  Garfield  Street,  Suite  660
          Denver,  Colorado    80209

          If  to  Purchaser  :
          c/o  National  Health  Enterprises,  Inc.
          Germantown  Pike
          Plymouth  Meeting,  PA  19008


          With  a  copy  to:
          Christopher  P.  Flannery,  Esq.
          Spector,  Gadon  &  Rosen,  P.C.
          1635  Market  Street
          Philadelphia,  PA  19103

          or such other address as shall have been furnished in writing. Receipt by, or filing with, the respective parties of any communications shall be deemed to have occurred for the purpose of this Agreement, when personally delivered, or next business day if sent by overnight courier, or two days after deposit thereof, postage prepaid, properly addressed, in the United States mail.

     14.2 Entire and Sole Agreement. This Agreement, including all Exhibits and Schedules (which by this reference shall incorporate herein all such Exhibits and Schedules as if more fully set forth herein), constitutes the entire agreement between the parties and as of Closing supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. After Closing neither party shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in the certificates or documents delivered in connection herewith.

     14.3 Successors and Assigns. Except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties and the heirs, personal representatives, executors and assigns of Seller and INS. This Agreement may not be assigned by any party without the prior express written consent of the other parties.

     14.4 Expenses. Whether or not the transactions contemplated hereby shall be consummated, each party shall be solely responsible for payment of all expenses incurred by it in connection with the consummation of this Agreement and the transactions contemplated hereunder, except as otherwise provided herein. None of Seller's or INS's expenses with respect to this transaction shall be charged to the Business or shall otherwise reduce the Assets.

     14.5 Sales Taxes. Seller and INS jointly and severally shall at the Closing pay all New York and other state or local taxes in connection with this transaction.

     14.6 Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately, from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

     14.7 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of New York without regard to conflicts of laws principles.

     14.8 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

     14.9 Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing.

     14.10 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the parties , and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

     14.11 Headings. The headings in this Agreement are for purposes of convenience and easy reference only and shall not limit or otherwise affect the meaning hereof.

     14.12 Disputes. In the event of any dispute which arises between the parties and which relates to the subject matter of this Agreement, the parties acknowledge and agree that any such dispute shall be submitted for binding arbitration in Philadelphia, PA in accordance with the Arbitration Commercial Rules procedures established by the American Arbitration Association or, if such association is not then in existence, an independent association of arbitrators which may be designated by, agreement of the parties. In the event the parties are unable to agree on an independent association of arbitrators from which arbitrators may be drawn, either party may apply to a court of competent jurisdiction for appointment of arbitrators, however, such application will only be made in the event the American Arbitration Association is not then in existence. The arbitrator(s) shall make detailed written findings to support their award. The prevailing party in any such arbitration proceeding shall be awarded such costs and expenses (including reasonable attorney's fees and expert witness fees) as were incurred by the prevailing party as a result of the institution and prosecution of the arbitration proceeding including all costs and expenses (including reasonable attorney's fees and expert witness fees) to enter judgment upon or enforce any such award including all appellate proceedings.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

     NATIONAL  HEALTH  ENTERPRISES,  INC.

     By:________________________________

       Its:    President


     NATIONAL  HEALTH  ENTERPRISES-NY,  INC.

     By:________________________________

       Its:    President


     INTERNATIONAL  NURSING  SERVICES,  INC.

     By:________________________________

       Its:  President


     NATIONAL  CARE  RESOURCES-NEW  YORK,  INC.

     By:________________________________

       Its:  President



     Confirmed  as  to  Section  8.3

          ____________________

          John  Yeros